Novation Companies, Inc. Annual Shareholders Meeting May 7, 2013

Novation Financial Summary 2012 Q1 2013 Net Income 59.2 0.8 Tax benefit (expense) 63.5 (0.6) StreetLinks Contribution 6.5 2.3 Advent Contribution (1.4)* 1.2* Mango Contribution (4.0) (1.0) CorvisaCloud (0.4) (0.7) NCI (Securities income – corporate expenses) (4.7) (1.4) (Write-off)/Recovery of ITS Loan (1.0) 1.0 Gain on sale of mortgage loans 0.7 0.0 Aggregate earnings from operating businesses 0.7 1.8 *Excludes interest and fees paid to Novation $ in millions; net of minority interests

StreetLinks Lender Solutions StreetLinks is a leading provider of appraisal management services, appraisal management technology and automated valuation products. Three main products offered today are: Product Description Lender Plus Full service appraisal management Lender X Technology enabling lenders to manage their own appraiser network Appraisal QX Industry best automated valuation tool

StreetLinks Business Summary 2009 2010 2011 2012 Q1 2013 Last 2 Quarters Lender Plus Units 84,174 204,786 315,726 460,260 99,994 225,019 Lender X Units 0 0 32,224 84,083 22,974 45,658 QX Units 0 0 0 3,440 25,542 28,982 Total Units 84,174 204,786 347,950 547,783 148,510 299,659 YOY Growth 2,480% 143% 70% 57% Revenue $31,106 $75,168 $119,387 $176,645 $41,145 $89,220 YOY Growth 1,132% 142% 59% 48% Cost of Services $32,221 $66,475 $104,177 $157,795 $35,404 $77,613 Gross Margin ($1,115) $8,693 $15,210 $18,850 $5,741 $11,607 Expenses $1,883 $4,860 $8,816 $11,652 $3,213 $6,072 Income (Loss) ($2,998) $3,833 $6,394 $7,198 $2,528 $5,535 $ in thousands; ignores minority interests

Advent • Advent provides tax refund settlement products and a prepaid debt card product to the independent tax preparer market. • Results for this year are still uncertain given the delays in funding caused by the IRS. • We are working on initiatives to position Advent for better results next year

Advent Business Summary 2010 2011 2012 Q1 2013* Funded Units 26,309 315,147 575,547 382,767 Cards Issued 6,090 38,171 47,748 63,509 Revenue $255 $6,739 $9,221 $6,620 Cost of Services $140 $3,740 $7,092 $3,685 Gross Margin $115 $2,999 $2,129 $2,935 Expenses $4,262 $3,321 $4,392 $1,394 Income (Loss) ($4,147) ($322) ($2,263) $1,541 *IRS delay to start of season is impacting these numbers - Excludes interest and fees paid to Novation $ in thousands; ignores minority interests

CorvisaCloud Messaging • CorvisaCloud delivers the contact center solutions that businesses and customers love • We combine years of operational expertise with the most powerful new technology and deep CRM integration to create the ideal communications platform for each business. • CorvisaCloud helps companies maximize every lead, call and contact to improve performance, minimize costs and delight customers…and we make getting there an enjoyable experience

CorvisaCloud Business Summary • Launched the product during the first quarter • Recently completed first three installations – Enhancing system based on input – Growing pipeline of potential new customers • Building a Salesforce.com implementation business – Leads coming from Salesforce.com – We make money on the implementation and each lead is potential CorvisaCloud customer